UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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Park National Corporation

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Park National Corporation
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500

Additional Information Regarding Park National Corporation’s Annual Meeting of Shareholders to be Held on Monday, April 27, 2020

The following “Notice: Changing the Annual Meeting of Shareholders Location” relates to the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”), of Park National Corporation (“Park”), each dated March 9, 2020, distributed to shareholders of Park in connection with the solicitation of proxies by the Park Board of Directors for use at the Annual Meeting of Shareholders to be held on Monday, April 27, 2020. This supplement should be read in conjunction with Park’s Proxy Statement and is being filed with the Securities and Exchange Commission and distributed to Park’s shareholders on or about March 25, 2020.

March 25, 2020

Notice: Changing the Annual Meeting of Shareholders Location

Dear Fellow Shareholders,

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, notice is hereby given that the location of the Annual Meeting of Shareholders of Park National Corporation has been changed. As previously announced, the Annual Meeting will be held on Monday, April 27, 2020 at 2:00 p.m., Eastern Daylight Time (EDT). In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a registered shareholder as of the close of business on February 28, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or other nominee if you are the beneficial owner of common shares held in “street name”.

To join the Annual Meeting online at www.virtualshareholdermeeting.com/PRK2020, you must enter the 16-digit number found on the proxy card (if you received or requested paper copies of our proxy materials), voter instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may demonstrate proof of ownership of our common shares and vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your common shares in connection with the Annual Meeting.

You may begin to log into the meeting website at 1:45 p.m. EDT. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all Park shareholders regardless of their location. Questions may be submitted online during the Annual Meeting.

By Order of the Board of Directors,

BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

The Annual Meeting on April 27, 2020 at 2:00 p.m. EDT is available online at www.virtualshareholdermeeting.com/PRK2020.

The proxy statement (which describes in detail each of the matters to be considered at the Annual Meeting) and Park’s 2019 Annual Report are available at www.parknationalcorp.com through the “Corporate Information – Document Highlights” section of our Investor Relations page. You may also access our proxy materials at www.proxyvote.com.